As filed with the Securities and Exchange Commission on June 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Associated Banc-Corp

(Exact Name of Registrant as Specified in its Charter)

Wisconsin	39-1098068
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

433 Main Street Green Bay, Wisconsin	54301
(Address of Principal Executive Offices)	(Zip Code)

Randall J. Erickson

Executive Vice President, General

Counsel and Corporate Secretary

433 Main Street

Green Bay, Wisconsin 54301

Telephone No.: (920) 491-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Nicholas G. Demmo

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Up to 22,478,042 Shares

Associated Banc-Corp

Common Stock

This prospectus relates to the proposed resale from time to time of up to 22,478,042 shares of common stock, par value $0.01 per share (our “common stock”), of Associated Banc-Corp by the selling shareholders that may be named in one or more supplements to this prospectus. See “Selling Shareholders” for more information. The selling shareholders may offer and sell or otherwise dispose of their shares of our common stock covered by this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling shareholders may sell or dispose of their shares of our common stock covered by this prospectus. We will not receive any proceeds from the sale of the shares by the selling shareholders.

The selling shareholders will provide the specific terms of these shares of common stock, and the manner in which they are being offered, in one or more supplements to this prospectus. These securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The shares of the common stock of Associated Banc-Corp are listed on the New York Stock Exchange under the symbol “ASB.” On May 28, 2026, the closing price of Associated Banc-Corp’s common stock was $27.83 per share. The principal executive offices of Associated Banc-Corp are located at 433 Main Street, Green Bay, Wisconsin 54301, and the telephone number is (920) 491-7500.

Purchasers of securities should read and consider the information set forth in “Risk Factors” on page 3 of this prospectus and in the accompanying prospectus supplement, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE SECURITIES WILL BE EQUITY SECURITIES IN ASSOCIATED BANC-CORP AND WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS IN OUR SUBSIDIARY BANK, WILL NOT BE GUARANTEED BY OUR SUBSIDIARY BANK AND WILL NOT BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

This prospectus is dated June 2, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, a selling shareholder may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered by the selling shareholders. Each time a selling shareholder may sell securities, such selling shareholder will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information provided under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and in any applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with different information or to make any representations other than those contained in this prospectus or in any applicable prospectus supplement made available by us. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or solicitation of an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, the terms “us,” “we,” “Associated,” and the “Company” refer to Associated Banc-Corp.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the SEC’s website: http://www.sec.gov. Our principal internet address is www.associatedbank.com. This reference to our Internet address is for informational purposes only, and the information contained on our website is not part of this prospectus.

This prospectus is a part of a registration statement on Form S-3. This prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. For further information about us and the securities, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information that we incorporate by reference is deemed to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. The documents contain important information about us and our financial condition.

Our SEC Filings (File No. 001-31343)	Period or Filing Date
Annual Report on Form 10-K (including the information in Part III incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed March 16, 2026, as amended)	Year ended December 31, 2025

Quarterly Report on Form 10-Q	Quarter ended March 31, 2026

Current Report on Form 8-K	Filed on April 1, 2026 and April 28, 2026

Description of Common Stock, pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for purpose of updating those descriptions	Filed under the heading “Description of Associated Common Stock” in the Registration Statement on Form S-4 filed December 30, 2025

We also incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this document and prior to the termination of the offering. Those documents include periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Associated Banc-Corp

Attention: Corporate Secretary

433 Main Street

Green Bay, Wisconsin 54301

(920) 491-7500

RISK FACTORS

Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, as updated by our filings with the SEC after the date of this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” “target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.

Before you invest in our securities, you should be aware that the occurrence of the events discussed under the captions “Risk Factors Summary” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and discussed elsewhere in this prospectus and in the information incorporated by reference herein, could have an adverse effect on our business, results of operations and financial condition. These factors, many of which are beyond our control, include the following:

•	Credit risks, including changes in economic conditions and risk relating to our allowance for credit losses on loans and investments.

•	Liquidity and interest rate risks, including the impact of capital market conditions and changes in monetary policy on our borrowings and net interest income.

•	Operational risks, including processing, information systems, cybersecurity, vendor problems, business interruption, and fraud risks.

•	Strategic and external risks, including economic, political, and competitive forces impacting our business.

•	Risk relating to Associated’s acquisition of American National, including delays in or failure to realize its anticipated net benefits.

•	Legal, compliance, and reputational risks, including regulatory and litigation risks.

•	The risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

The forward-looking statements contained or incorporated by reference in this prospectus relate only to circumstances as of the date on which the statements are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ASSOCIATED BANC-CORP

General

We are a bank holding company registered pursuant to the Bank Holding Company Act of 1956, as amended. Our bank subsidiary, Associated Bank, National Association (“Associated Bank”) traces its history back to the founding of the Bank of Neenah in 1861. We were incorporated in Wisconsin in 1964 and were inactive until 1969 when permission was received from the Federal Reserve System to acquire three banks. At April 30, 2026, we owned one nationally chartered commercial bank headquartered in Green Bay, Wisconsin, which serves local communities across the upper Midwest, one nationally chartered trust company headquartered in Milwaukee, Wisconsin, and 12 limited purpose banking and nonbanking subsidiaries either located in or conducting business primarily in our six-state branch footprint (Wisconsin, Illinois, Iowa, Minnesota, Missouri and Nebraska) that are closely related or incidental to the business of banking or financial in nature. Measured by total assets reported at December 31, 2025, we are the largest bank holding company headquartered in Wisconsin.

Services

Through Associated Bank and various nonbanking subsidiaries, we provide a broad array of banking and nonbanking products and services to individuals and businesses, primarily through 213 banking branches within our six-state branch footprint as of April 30, 2026. Our business is primarily relationship-driven and is organized into three reportable segments: Corporate and Commercial Specialty; Community, Consumer, and Business; and Risk Management and Shared Services.

A description of each business segment is presented below.

Corporate and Commercial Specialty: The Corporate and Commercial Specialty segment serves a wide range of customers including larger businesses, developers, not-for-profits, municipalities, and financial institutions by providing lending and deposit solutions as well as the support to deliver, fund, and manage such banking solutions. Within this segment we provide the following products and services: (1) lending solutions, such as commercial loans and lines of credit, commercial real estate financing, construction loans, letters of credit, leasing, ABL & equipment finance, and, for our larger clients, loan syndications; (2) deposit and cash management solutions such as commercial checking and interest-bearing deposit products, cash vault and night depository services, liquidity solutions, payables and receivables solutions, and information services; and (3) specialized financial services such as interest rate risk management, and foreign exchange solutions.

Community, Consumer, and Business: The Community, Consumer and Business segment serves individuals and businesses by providing lending and deposit solutions and a variety of investment, fiduciary, and retirement planning products and services. Within this segment we provide the following products and services: (1) lending solutions such as residential mortgages, home equity loans and lines of credit, personal and installment loans, auto finance loans, business loans, and business lines of credit; (2) deposit and transactional solutions such as checking, credit and debit cards, online banking and bill pay, and money transfer services; (3) fiduciary services such as administration of pension, profit-sharing and other employee benefit plans, fiduciary and corporate agency services, and institutional asset management; and (4) investable funds solutions such as savings; money market deposit accounts; IRA accounts; CDs; fixed and variable annuities; full-service, discount and online investment brokerage; investment advisory services; and trust and investment management accounts.

Risk Management and Shared Services: The Risk Management and Shared Services segment includes key shared operational functions and also includes residual revenue and expenses, representing the difference between actual amounts incurred and the amounts allocated to operating segments, including interest rate risk residuals (FTP mismatches) and credit risk and provision residuals (long-term credit charge mismatches).

We are not dependent upon a single or a few customers, the loss of which would have a material adverse effect on us.

Our principal executive office is located at 433 Main Street, Green Bay, Wisconsin 54301, and our telephone number at that address is (920) 491-7500.

CERTAIN REGULATORY CONSIDERATIONS

General

As a bank holding company under the Bank Holding Company Act, we and our business activities are subject to the supervision, examination and regulation of the Federal Reserve Board.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, please refer to our Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus, and any subsequent reports we file with the SEC that are so incorporated. This regulatory framework is intended primarily for the protection of depositors and other clients of banking subsidiaries, the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) and the banking system as a whole, not for the protection of investors.

We are a member of the Federal Reserve System. Our subsidiary banks are subject to regulation by the Office of the Comptroller of the Currency (the “OCC”), and their deposits are insured by the FDIC.

Restrictions on Payment of Dividends

Banking Subsidiary Dividends

We are a legal entity separate and distinct from our banking and other nonbanking subsidiaries. A substantial portion of our cash flow comes from dividends paid to us by Associated Bank. The OCC’s prior approval of the payment of dividends by Associated Bank to us is required only if the total of all dividends declared by Associated Bank in any calendar year exceeds the sum of such subsidiary’s retained net income for that year and its retained net income for the preceding two calendar years, less any required transfers to surplus. Federal law also prohibits national banks from paying dividends that would be greater than the bank’s undivided profits after deducting statutory bad debt in excess of the bank’s allowance for loan losses. In addition, under the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”), an insured depository institution, such as Associated Bank, is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized” (as such term is used in the FDICIA).

Holding Company Dividends

In addition, we and Associated Bank are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of a bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the requirements of the Federal Reserve Board, we, as a bank holding company, are required to serve as a source of financial strength to, and to commit resources to support, Associated Bank. In addition, consistent with its “source of strength” policy, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company should not maintain a level of cash dividends to its shareholders that places undue pressure on the capital of its bank subsidiaries, or that can be funded only through additional borrowings or other arrangements that may undermine the bank holding company’s ability to serve as a source of strength. The appropriate federal regulatory authorities have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice and that banking organizations should generally pay dividends only out of current operating earnings.

USE OF PROCEEDS

All of the shares of our common stock covered by this prospectus are being offered and sold by the selling shareholders identified in this prospectus and/or in any prospectus supplement. We will not receive any proceeds from the sale of the common stock by the selling shareholders. See “Selling Shareholders” and “Plan of Distribution” for additional information.

DESCRIPTION OF COMMON STOCK

We have one class of common stock, the Associated Banc-Corp common stock. Of the 250,000,000 shares of our common stock with a par value of $0.01 per share authorized, 188,608,395 shares were outstanding as of May 28, 2026, exclusive of shares held in treasury.

The following summary of the material terms and rights of our common stock is not complete. You should refer to the applicable provision of our Amended and Restated Articles of Incorporation, as amended, for a complete statement of the terms and rights of our common stock.

Voting Rights

Holders of our common stock are entitled to cast one vote, in person or by proxy, for each share of our common stock registered in his or her name on our stock transfer books. Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Voting rights are not cumulative.

Dividend Rights

Holders of our common stock are entitled to receive dividends when, as, and if declared by the Associated board of directors out of assets legally available for the payment of dividends, subject, however, to the dividend rights, if any, of the holders of preferred stock. No share of our common stock is entitled to any preferential treatment with respect to dividends. Furthermore, as a bank holding company, our ability to pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. Dividends also may be limited as a result of safety and soundness considerations.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Associated, the remaining assets of Associated after the payment of all debts and necessary expenses, subject, however, to the rights of the holders of our preferred stock then outstanding, will be distributed among the holders of the common stock pro rata in accordance with their respective holdings.

Miscellaneous

Shares of our common stock are not convertible into shares of any other class of capital stock. Shares of our common stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of our common stock are fully paid and nonassessable. The transfer agent for our common stock is EQ Shareowner Services.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “ASB.”

SELLING SHAREHOLDERS

The following table sets forth certain information, as of May 28, 2026, for the selling shareholders identified below with respect to that selling shareholder’s beneficial ownership of our common stock before the offering and the percentage of total voting power represented by those shares, the number of shares of common stock to be sold in the offering, and the number of shares to be beneficially owned after the offering and the percentage of total voting power represented by those shares. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling shareholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling shareholders will in fact sell any or all of such shares of common stock. In addition, the selling shareholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling shareholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate. For more information about our relationships with certain selling shareholders and their affiliates, see the section entitled “Related Party Transactions” in our  Definitive Proxy Statement on Schedule 14A, filed on March  16, 2026, as amended on April 2, 2026, which is incorporated herein by reference.

The selling shareholders have entered into, or are otherwise subject to, the terms set forth in the Transfer, Voting and Registration Rights Agreement between Associated Banc-Corp and the other signatories thereto, dated as of November 30, 2025 (the “Transfer, Voting and Registration Rights Agreement”). Pursuant to the Transfer, Voting and Registration Rights Agreement, we will (i) pay substantially all expenses relating to the registration and listing of these shares of our common stock, except that the selling shareholders will pay any underwriting discounts, fees, commissions and related fees and out of pocket expenses of any underwriters and such underwriters’ counsel and transfer taxes and any expenses required by applicable law to be paid by a selling shareholder; and (ii) indemnify the selling shareholders against certain liabilities arising out of or based upon any untrue or alleged untrue statement of material fact or any omission or alleged omission of material fact contained or incorporated by reference in any part of any registration statement or prospectus used in connection with the securities covered hereby, except any liabilities arising out of or with respect to sales pursuant to the registration statement or prospectus based upon information furnished by the selling shareholders for use in any registration statement or any prospectus (“shareholder information”), in each case subject to the terms of the Transfer, Voting and Registration Rights Agreement. Certain of the selling shareholders have agreed to indemnify us against certain liabilities with respect to the shareholder information.

	Common Stock Beneficially Owned Before the Offering		Shares to be Sold in the Offering	Common Stock Beneficially Owned After the Offering(1)
Name of Selling Shareholder	Common Stock	Percentage of Total Voting Power(2)		Common Stock	Percentage of Total Voting Power(2)
Kotouc Group(3)	10,648,000	5.6%	10,648,000	0	*
Dianne S. Lozier ANC Stock Holding Trust	11,830,042	6.3%	11,830,042	0	*

*	Less than 1%.
(1)	Assumes the selling shareholders sell all shares of our common stock offered pursuant to this prospectus.
(2)	Percentage of beneficial ownership is based upon 188,608,395 shares of our common stock outstanding as of May 28, 2026.
(3)

The Ann L. Duey Trust directly holds 139,888 shares of our common stock; the John F. Kotouc Trust Special Holding Trust directly holds 8,321,731 shares of our common stock; the John and Wende Kotouc 2009 Trust for the Benefit of Camille Skye Kotouc directly holds 252,481 shares of our common stock; the John and Wende Kotouc 2009 Trust for the Benefit of Thomas Jackson Kotouc directly holds 252,481 shares of our common stock; the Camille S. Kotouc 2020 Irrevocable Trust directly holds 634,085 shares of our common stock; the Thomas J. Kotouc 2020 Irrevocable Trust directly holds 634,085 shares of our common stock; the Thomas O. Kotouc Living Trust directly holds 412,017 shares of our common stock; Thomas Jackson Kotouc directly holds 616 shares of our common stock; and Camille Skye Kotouc (together with the other direct holders described in this paragraph, the “Kotouc Group”), directly holds 616 shares of our common stock.

PLAN OF DISTRIBUTION

The selling shareholders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling shareholders (including but not limited to persons who receive securities from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling shareholders” in this prospectus. The selling shareholders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or not the options are listed on an options exchange;

•	through the distribution of the securities by any shareholders to its partners, members or shareholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any shareholder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The shareholders may also transfer the securities by gift.

The selling shareholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling shareholder. Broker-dealers may agree with a selling shareholder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder’s securities will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling shareholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling shareholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling shareholder may enter into options or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling shareholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling shareholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

Pursuant to the Transfer, Voting and Registration Rights Agreement, we will (i) pay substantially all expenses relating to the registration and listing of these shares of our common stock, except that the selling shareholders will pay any underwriting discounts, fees, commissions and related fees and out of pocket expenses of any underwriters and such underwriters’ counsel and transfer taxes and any expenses required by applicable law to be paid by a selling shareholder; and (ii) indemnify the selling shareholders against certain liabilities arising out of or based upon any untrue or alleged untrue statement of material fact or any omission or alleged omission of material fact contained or incorporated by reference in any part of any registration statement or prospectus used in connection with the securities covered hereby, except any liabilities arising out of or with respect to sales pursuant to the registration statement or prospectus based upon shareholder information, in each case subject to the terms of the Transfer, Voting and Registration Rights Agreement. Certain of the selling shareholders have agreed to indemnify us against certain liabilities with respect to the shareholder information.

We will not receive any proceeds from sales of any securities by the selling shareholders.

We cannot assure you that the selling shareholders will sell all or any portion of the securities offered hereby.

To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling shareholder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the securities offered by the selling shareholders pursuant to this prospectus will be passed upon for us by Randall J. Erickson, our Executive Vice President, General Counsel and Corporate Secretary.

EXPERTS

The consolidated financial statements of Associated Banc-Corp as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuances and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than any applicable underwriting discounts and commissions. All amounts shown are estimates. Unless otherwise stated in any prospectus supplement relating to an offering by the selling shareholders, all such expenses will be paid by us.

SEC registration fee	$86,856.01
Printing expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Transfer agent fees and expenses		(1)
Miscellaneous expenses		(1)

Total		(1)

(1)	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

Sections 180.0851 and 180.0852 of the Wisconsin Business Corporation Law (the “WBCL”) provide that a corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. Otherwise, a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

1.	A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

2.

A violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

3.	A transaction from which the director or officer derived an improper personal profit.

4.	Willful misconduct.

A corporation may, in its articles of incorporation or bylaws, limit its obligation to indemnify.

Article XI, Section 2 of the Associated bylaws provide that Associated shall indemnify a director, officer, employee, or agent to the extent he or she has been successful on the merits or otherwise in the defense of any proceeding, for all reasonable expenses. Otherwise, Associated shall indemnify a director, officer, employee, or agency against liability unless a final judicial adjudication determines that such person breached a duty owed to Associated which constituted a willful failure to deal fairly in a matter with a conflict of interest, violated criminal law, derived improper personal profit from a transaction, or engaged in willful misconduct. Unless provided otherwise by a written agreement with such director, officer, employee or agent, such person’s right to indemnification is determined in accordance with Section 180.0855 of the WBCL or any successor thereto. In addition, the Associated bylaws provide that Associated may purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of Associated against any liability asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether Associated is required or authorized to indemnify or allow expenses to the individual.

The foregoing is only a general summary of certain aspects of Wisconsin law and Associated’s articles of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those Sections of the WBCL referenced above and the Associated charter and Associated bylaws.

Certain rules of the FDIC limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors’ and officers’ liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

The Associated articles and Associated bylaws were previously filed with the SEC and are incorporated by reference into this registration statement.

Item 16.	Exhibits.

Number	Description

1.1	Form of Underwriting Agreement*

2.1	Agreement and Plan of Merger, dated as of November 30, 2025, by and between Associated Banc-Corp and American National Corporation, incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on December 4, 2025

3.1	Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3 of the Quarterly Report on 10-Q filed on May 8, 2006

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp regarding the rights and preferences of preferred stock, effective April 25, 2012, incorporated by reference to Exhibits 3.1 and 4.1 to the Current Report on Form 8-K filed on April 25, 2012

3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp with respect to its 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, dated September 21, 2018, incorporated by reference to Exhibit 3.1 and 4.1 to the Current Report on Form 8-K filed on September 26, 2018

3.4	Amended and Restated Bylaws of Associated Banc-Corp, as amended through February 2, 2021, incorporated by reference to Exhibit 3.1(l) to the Annual Report on Form 10-K filed on February 9, 2021

3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of Associated Banc-Corp with respect to its 5.625% Non-Cumulative Perpetual Preferred Stock, Series F, dated June 10, 2020, incorporated by reference to Exhibit 3.1 and 4.1 to the Current Report on Form 8-K filed on June 15, 2020

4.1	Description of Associated Banc-Corp’s Common Stock (incorporated herein by reference to the information under the heading “Description of Associated Common Stock” in the Registration Statement on Form S-4 filed on December 30, 2025)

5.1	Opinion of Randall J. Erickson

Number	Description

23.1	Consent of KPMG LLP

23.2	Consent of Randall J. Erickson (included in Exhibit 5.1)

24.1	Powers of Attorney of directors of Associated Banc-Corp

107	Filing Fee Table

*	To be filed by post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.	Undertakings.

(a)	The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus file pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing information required by Section 10(a) of the Securities Act shall be deemed to be a part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this Registration Statement or a prospectus that is part of this Registration Statement or made in a document incorporated by reference or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or a prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 1st day of June, 2026.

ASSOCIATED BANC-CORP

By:	/s/ Andrew J. Harmening
Name: Andrew J. Harmening
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Date

/s/ Andrew J. Harmening Andrew J. Harmening President and Chief Executive Officer (Principal Executive Officer)	June 1, 2026

/s/ Derek S. Meyer Derek S. Meyer Chief Financial Officer (Principal Financial Officer)	June 1, 2026

/s/ Ryan Beld Ryan Beld Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	June 1, 2026

Directors: John (Jay) B. Williams, Judith P. Greffin, Michael J. Haddad, Andrew J. Harmening, Rodney Jones-Tyson, Eileen A. Kamerick, Wende L. Kotouc, Kristen M. Ludgate, Cory L. Nettles, Owen J. Sullivan and Karen T. van Lith

By:	/s/ Randall J. Erickson	June 1, 2026
Randall J. Erickson
Attorney-In-Fact*

*	Pursuant to authority granted by powers of attorney, copies of which are filed herewith.